Exhibit 99.1

September 3, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Present at the
Barclays CEO Energy Conference
TULSA, Okla. - Sept. 3, 2015 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate at the Barclays CEO Energy Conference Sept. 8-9, 2015 in New York City.
Terry K. Spencer, ONEOK and ONEOK Partners president and chief executive officer, will present at the conference at 1:45 p.m. Eastern Daylight Time (12:45 p.m. Central Daylight Time) on Tuesday, Sept. 8.
Spencer and Walter S. Hulse III, ONEOK and ONEOK Partners executive vice president of strategic planning and corporate affairs, also will conduct a series of one-on-one meetings with investment-community representatives at the conference.
The conference will be webcast and will be accessible on both ONEOK’s and ONEOK Partners’ websites, www.oneok.com and www.oneokpartners.com. A replay of the webcast will be archived for 30 days.

The presentation will be posted on the websites that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).
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ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Aug. 21, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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